BRAZOS MUTUAL FUNDS
AMENDMENT TO FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the  10th  day of  July, 2008, to the Fund Accounting Servicing Agreement, dated as of  August 1, 2005, as amended February 10, 2006 (the “Fund Accounting Agreement”), is entered into by and between BRAZOS MUTUAL FUNDS, a  Delaware business  trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC,  a Wisconsin limited liability company (”USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the fees of  said Fund Accounting Agreement; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by written agreement executed by the parties; and

NOW THEREFORE, the parties agree to amend the following:

Exhibit B of the Fund Accounting Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRAZOS MUTUAL FUNDS	U.S BANCORP FUND SERVICES, LLC

By: /s/ Benjamin C. Bell, Jr.	By: /s/ Michael R. McVoy

Name: Benjamin C. Bell, Jr.	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit B to the Fund Accounting Agreement – Brazos Mutual Funds
BRAZOS MUTUAL FUNDS - FUND ACCOUNTING SERVICES FEE SCHEDULE - Effective 6-1-08 through 6-1-10
Brazos Micro Cap Fund 2 classes*
$_____ for the first $_____
____ basis point on the next $____
____ basis point on the balance
**____ % Continue discount for a period of 1 year 6/2008 – 6/2009.
**____ % discount for  year 7/2009 – 6/2010**
** No discount applied after June 2010**
Brazos Small Cap Fund 2 classes*
$_____ for the first $_____
_____ basis points on the next $____
_____ basis point on the balance
**____ % Continue discount for a period of
             1 year 6/2008 – 6/2009.
**____% discount for  year 7/2009 – 6/2010**
** No discount applied after June 2010**
Brazos Mid Cap Fund 2 classes*
$_____ for the first $_____
_____ basis points on the next $_____
_____ basis point on the balance
**____ % Continue discount for a period of
             1 year 6/2008 – 6/2009.
**____% discount for  year 7/2009 – 6/2010**
** No discount applied after June 2010**
Brazos Growth Fund 2 classes*
$_____ for the first $_____
_____ basis points on the next $_____
_____ basis point on the balance
**____ % Continue discount for a period of
             1 year 6/2008 – 6/2009.
**____% discount for  year 7/2009 – 6/2010**
** No discount applied after June 2010**
Fees are billed monthly.
* Annual fee
.

Multiple Classes*
____% increase per additional class regarding minimums has been reduced. ____% increase per additional class will remain in effect for basis point fees.
Master/Feeder Funds*
Priced separately.

Multiple Manager Funds*
Additional base fee:
$_____ per manager/sub-advisor per fund

Conversion and extraordinary services quoted separately.
NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
• $____  Domestic and Canadian Equities
• $____  Options
• $____  Corp/Gov/Agency Bonds
• $____  CMO's
• $____  International Equities and Bonds
• $____  Municipal Bonds
• $____  Money Market Instruments
• $____  /fund/month - Mutual Fund Pricing
• $____  /equity Security/Month Corporate Actions
• $____  /month Manual Security Pricing (>10/day)
• Factor Services (BondBuyer)
• $____ /CMO/month
• $____ /Mortgage Backed/month
• $____ /month Minimum Per Fund Group
ReportSource - $____ /month – Web reporting

Exhibit B (continued) to the Fund Accounting Agreement

Brazos Mutual Funds Chief Compliance Officer Support Services FEE SCHEDULE Effective 6-1-08 through 6-1-10

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures & Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line CCO Education & Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting
Annual Fee Schedule*
• $_____ per service line per year
 **____% discount for the first year

Fees are billed monthly.